                                                                          EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN EXPRESS ANNOUNCES PLANS TO CREATE NEW JOINT VENTURE FOR BUSINESS TRAVEL

Joint Venture to Benefit from Increased Investment in Digital Capabilities
While Maintaining Key American Express Linkages

NEW YORK – September 25, 2013 – American Express Company (NYSE:  AXP) today announced plans to create a joint venture designed to accelerate the transformation of its Global Business Travel (GBT) division.  American Express is in ongoing discussions with regard to a proposed joint venture in which it would share the ownership of the joint venture with an investor group led by Certares,  a firm headed by senior management with significant experience in the travel industry.   It is expected that GBT’s operations, business relationships and other assets would be held and operated by the joint venture entity.  The joint venture transaction is expected to create greater investment capacity for GBT to further enhance its suite of products and services, attract new customers and grow internationally to deliver additional value to customers.

As presently contemplated, American Express would maintain a 50% ownership stake in the joint venture, which would continue to operate under the American Express Global Business Travel brand, while an investor group led by Certares would own the remaining 50% interest.  The investor group would invest a sum in the range of $700 million to $1 billion, which would be used by the joint venture to grow the GBT business.  Subject to the execution of definitive agreements and receipt of requisite regulatory and other approvals, the transaction would be expected to close in the second quarter of 2014, at which time American Express would expect to recognize a gain.

It is also anticipated that GBT employees would transition to the new structure which, upon closing, would be managed by a board of directors that would include representatives appointed by American Express and the investor group, as well as selected independent directors.  As the parties work toward completion of the transaction, the GBT management team will remain in place and focused on serving the needs of GBT’s business customers.  American Express also expects to execute comprehensive commercial agreements to provide uninterrupted service and close coordination for mutual customers of GBT and American Express’ other business units.

“We’ve been making strong progress in our efforts to transform our corporate travel business,” said Stephen J. Squeri, Group President, Global Corporate Services, American Express. “The first phase of this transformation, announced earlier this year, has been focused on reducing the cost structure within GBT through our technology and infrastructure advances.  The joint venture we plan to form represents the next phase of the transformation, which is aimed at accelerating the growth of this business through additional investments that would be used to develop new products, services and capabilities that we expect will help us meet the evolving needs of our current customers, attract new ones, and continue to build our international business. We anticipate that the expansion of our business travel offerings will not only help us grow GBT, but it would also provide additional value to our corporate payments customers, which would help us accelerate growth in that business as well. We believe this structure will provide superior opportunities for delivering customer benefits, retaining world-class talent and achieving long-term success.”

Travel has been an integral part of American Express for more than one hundred years, and maintaining a strong presence in the business travel industry is of strategic value to the Company.  GBT has operations and network partners in 138 countries worldwide and offers a comprehensive network, service dependability, and deep insight to customers representing more than $19 billion in corporate travel spend.  The new joint venture would be positioned to utilize its own funds to invest in the business while still maintaining and benefitting from the customer benefits of a link to American Express’ other business units, such as Global Corporate Payments, which issues the American Express Corporate Card and provides business-to-business payment solutions.

American Express’ consumer travel business, which provides Card Members and other consumers with travel benefits and services, would not be part of the proposed transaction.

###

About American Express

American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/companies/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.

About American Express Global Business Travel

Positioned at the intersection of commerce and travel, American Express Global Business Travel offers its customers a comprehensive network, service dependability, and deep insight to help move people and businesses forward. American Express Global Business Travel provides leading travel solutions, integrated consulting services, proprietary research, and end-to-end meetings and events capabilities. These innovative offerings enable customers to optimize the return on their travel and meetings investments. Learn more at www.americanexpress.com/businesstravel.

American Express Global Business Travel is part of one of the world’s largest travel agency networks with locations in 138 countries worldwide.

Information Related To Forward-Looking Statements

This release includes forward-looking statements that reflect management’s expectations about future events and the Company’s operating plans and performance.  These forward-looking statements are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “will,” “may,” “should,” “could,” “would,” and similar expressions are intended to identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  American Express undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:  events impacting the likelihood and timing of the creation of the joint venture, execution of transaction documentation and completion of the transaction, such as continued negotiations, ongoing diligence, board and regulatory approvals and consultation requirements; the ability of the potential investors to fund their investment in the joint venture; uncertainty relating to the timing and magnitude of the recognition of a gain by American Express as a result of the transaction, such as the amount of the funds ultimately raised by the joint venture and when assets are transferred to the joint venture; the underlying assumptions related to the transaction proving to be inaccurate or unrealized, such as the ability of the transaction to accelerate the transformation and growth of the corporate travel business and the ability to realize strategic linkages between the business operations of the joint venture and American Express following the transaction, including the acceleration of growth in the corporate payments business; and the joint venture’s ability to successfully create additional investment capacity and enhance the suite of products and services available upon consummation of the transaction.  A further description of such factors can be found in American Express’ Annual Report on Form 10-K for the year ended December 31, 2012, its Quarterly Reports on Form 10-Q for the three months ended March 31 and June 30, 2013, and the Company’s other reports filed with the SEC.

Contact:	Christine Elliott 212-640-0622 christine.s.elliott@aexp.com
Diana Postemsky 212-640-9203 diana.c.postemsky@aexp.com